AGREEMENT


         This AGREEMENT ("Agreement") is made this 24th day of June, 1997, by and between ROYAL ALOHA VACATION CLUB, a Hawaii nonprofit corporation, whose principal place of business and post office address is 1505 Dillingham Boulevard, Suite 212, Honolulu, Hawaii 96817 ("RAVC"), and ROYAL ALOHA DEVELOPMENT COMPANY, a Nevada corporation, whose principal place of business and post office address is 301 East Clark Avenue, Suite 700, Las Vegas, Nevada 89101 ("RADC").

Recitals:

A.       RAVC  owned  the  property  containing  twenty  condominium  apartments
         located  at   360  East  Desert  Inn Road,  Las  Vegas,   Nevada   (the
         "Apartments").

B. RAVC conveyed its interest in the land and Apartments to RADC on June 24, 1997, in consideration of receiving one hundred percent (100%) of the stock of RADC.

C. RADC is willing to permit RAVC to continue to use the Apartments under RAVC's existing timeshare program subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. RAVC and its members shall have the right to use the Apartments as part of RAVC's timeshare program.

2. RAVC will not re required to pay rent to RADC for the use of the Apartments.

3. RAVC will pay costs and expenses related to the Apartments and RAVC's use of the Apartments.

4. Either party may terminate this Agreement without statement of cause at any time by giving written notice of such termination to the other party at least thirty (30) days before the date of such termination.

5. Both parties agree to comply with all federal, state and county laws, ordinances, codes, rules, and regulations, as the same may be amended from time to time, that in any way affect their performance under this Agreement.

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6.       RAVC and RADC  will  at all  times during the  term of  this  Agreement observe and perform all laws, ordinances, rules and regulations now or hereafter made by any governmental authority applicable to the Apartments and will hold harmless, defend and indemnify each other against all actions, suits, damages and claims by whomsoever brought or made by reason of the nonobservance or nonperformance of said laws, ordinances, rules and regulations or of this covenant. RAVC will provide full coverage insurance and name RADC as an additional insured.

7. The validity of this Agreement and any of its terms or provisions, as well as the rights and duties of the parties of this Agreement, shall be governed by the laws of the State of Hawaii. Any action at law or in equity to enforce or interpret the provisions of this Agreement shall be brought in a state court of competent jurisdiction in the State of Hawaii.

8. In the event that any provision of this Agreement is declared invalid or unenforceable by a court, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms of this Agreement.

9. The failure of either party to insist upon the strict compliance with any term, provision or condition of this Agreement shall not constitute or be deemed to constitute a waiver or relinquishment of that party's right to enforce the same in accordance with this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                            ROYAL ALOHA VACATION CLUB



                                            By:   /s/ Jack R. Corteway
                                               ------------------------
                                                  Its    President
                                                     ------------------



                                            ROYAL ALOHA DEVELOPMENT COMPANY



                                            By:    /s/ Jack R. Corteway
                                               --------------------------
                                                     Its    President
                                                         ----------------